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                                                                      Exhibit 21


                          SUBSIDIARIES OF PARAVANT INC.



Engineering Development Laboratories, Incorporated (Ohio)

STL of Ohio, Inc. (Ohio)

Paravant Computer Systems, Inc. (Florida)

Tri-Plex Systems Corporation (Maryland)

Catalina Research, Inc. (Colorado)